AMENDED AND RESTATED PROMISSORY NOTE


Vancouver, British Columbia
March  24,  2001
                                                                    $US50,000.00


FOR VALUE RECEIVED, the undersigned promises to pay to the order of Herman Poon, the principal sum of Fifty Thousand Dollars ($US50,000.00) in legal tender, plus interest accrued thereon from April 24, 2000 at the Short-Term Applicable Federal Rate, as adjusted. Payment of interest and principal shall be made upon the earlier of the transfer of a majority of the outstanding shares of Lifestream and March 23, 2003. This Note supercedes and replaces that certain promissory note dated April 24, 2000 by Lifestream Inc. as maker to Herman Poon.

     1.     Default.     If  any  payment  is  not paid when due, or if Obligors
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breach  any  other  agreement  with the holder of this note, Obligors will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount.

          The holder may employ attorneys or other agents to collect amounts due under this note if Obligors are in default or to otherwise enforce the terms of this note and any agreement securing this note, and Obligors agree to pay all fees, costs and expenses incurred by the holder as a consequence of default by Obligors. Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any anticipated post-judgment collection charges, and all other costs of collection, including court costs. The holder may delay enforcing any of its rights under this note without forfeiting such rights.

     2.     Waiver.     The  Obligors hereby severally waive presentment, demand
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for  payment,  protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

     3.     Obligors.     "Obligors"  as  used  in this  note  means all makers,
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signers and  co-signers,  guarantors,  sureties,  and  endorsers.



                                                     /s/  Herman  Poon
                                                     ------------------------
                                                     Lifestream  Inc.



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